EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-159233) pertaining to the LifePoint Hospitals, Inc. Retirement Plan of our report dated June 14, 2013, with respect to the financial statements and supplemental schedules of the LifePoint Hospitals, Inc. Retirement Plan included in this Annual Report (Form 11-K) for the years ended December 31, 2012 and 2011.

/s/ Lattimore Black Morgan & Cain, PC

Date: June 14, 2013